As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5001985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas, Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Financial Officer and Assistant Secretary

900 NW 63rd St., Suite 200

Oklahoma City, Oklahoma 73116

(432) 221-7400:

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-8144

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Up to 98,656,453 Shares

Viper Energy, Inc.

Class A Common Stock

This prospectus relates to the proposed resale from time to time of up to 98,656,453 shares of our Class A common stock, par value $0.000001 per share (the “Class A common stock”), by Diamondback Energy, Inc. and its wholly-owned subsidiary Diamondback E&P LLC (the “selling stockholders”).

The selling stockholders may offer and sell or otherwise dispose of their shares of our Class A common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of Class A common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” We converted into a Delaware corporation on November 13, 2023. Before that date, we were Viper Energy Partners LP, a Delaware limited partnership with common units representing limited partner interests listed on The Nasdaq Global Select Market under the symbol “VNOM.” On November 13, 2023, each outstanding common unit was converted into one share of Class A common stock. On March 4, 2024, the last reported sales price of our Class A common stock was $37.22 per share. Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act), using a “shelf” registration process.

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

References in this prospectus or any prospectus supplement to (i) the “Partnership” refers to Viper Energy Partners LP, the predecessor of Viper Energy, Inc., prior to its conversion from a Delaware limited partnership into a Delaware corporation, which conversion became effective on November 13, 2023, (ii) the “Operating Company” or “OpCo” refers to Viper Energy Partners LLC, the Company’s operating subsidiary, (iii) “Viper Energy,” “Viper,” “the Company,” “we,” “our,” “us” or like terms refer to (A) following the conversion, Viper Energy, Inc. individually and collectively with the Operating Company, as the context requires, and (B) before the conversion, the Partnership individually and collectively with the Operating Company, as the context requires, (iv) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company and the Operating Company and (v) “Diamondback E&P” refers to Diamondback E&P LLC, a wholly-owned subsidiary of Diamondback. References to “OpCo Units” are to the units representing limited liability company interests in the Operating Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act”, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including our cash dividend policy) are forward-looking statements. When used in this prospectus, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus under the heading “Risk Factors” and detailed in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented in our subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements.

Factors that could cause our outcomes to differ materially include (but are not limited to) the following:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

•

changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, instability in the financial sector and concerns over a potential economic downturn or recession;

•

regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

•

restrictions on the use of water, including limits on the use of produced water by our operators and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•	significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies;

•

conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback Energy, Inc. and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•

changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management, or the impact of global climate change);

•

security threats, including cybersecurity threats and disruptions to our business from breaches of our information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage, and other facilities impacting our operators;

•	severe weather conditions;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit agreement and hedging contracts of our operating subsidiary;

•	changes in our credit rating;

•	the risk factors discussed in Item 1A of Part I of our Annual Report on Form 10-K incorporated by reference into this prospectus; and

•	other risks and factors disclosed in this prospectus or incorporated by reference therein.

In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

OUR COMPANY

We are a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. We operate in one reportable segment. On November 13, 2023, we converted our legal status from a Delaware limited partnership into a Delaware corporation.

Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas, and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

Investment in our Class A common stock involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and other factors discussed in any subsequent filings made by us with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, before investing in our Class A common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our Class A common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Class A common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders identified below to offer and sell from time to time up to an aggregate of 98,656,453 shares of our Class A common stock for their own account. The number of shares of Class A common stock that may be offered for resale by the selling stockholders, as applicable, pursuant to this prospectus represents:

(i)	up to 7,946,507 shares of Class A common stock held by Diamondback as of the date of this prospectus;

(ii)

up to a maximum of 82,643,418 shares of Class A common stock issuable to Diamondback upon exercise by Diamondback of its exchange right pursuant to the Amended and Restated Exchange Agreement (defined below) and Diamondback’s tender to us of an equivalent number of shares of our Class B common stock and OpCo Units, in each case held by Diamondback as of the date of this prospectus; and

(iii)

up to a maximum of 8,066,528 shares of Class A common stock issuable to Diamondback E&P upon exercise by Diamondback E&P of its exchange right pursuant to the Amended and Restated Exchange Agreement and Diamondback E&P’s tender to us of an equivalent number of shares of our Class B common stock and OpCo Units, in each case held by Diamondback E&P as of the date of this prospectus.

All of the shares of Class A common stock held by Diamondback were originally acquired by Diamondback from the Partnership as common units representing limited partnership interests in the Partnership, and all of the shares of Class B common stock held by Diamondback and Diamondback E&P were originally acquired by Diamondback and Diamondback E&P as Class B units representing limited partnership interests in the Partnership. In connection with the Partnership’s conversion (the “Conversion”) from a Delaware limited partnership into a Delaware corporation completed on November 13, 2023 (the “Effective Time”), (i) each common unit representing limited partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, (ii) each Class B unit representing limited partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, and (iii) the general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time was cancelled. Similar to Class B units before the Conversion, each share of Class B common stock is exchangeable, at the discretion of the holder of such share of Class B common stock, together with one OpCo Unit, into one share of Class A common stock under the Amended and Restated Exchange Agreement entered into by Diamondback, OpCo, Viper Energy Partners GP LLC and the Partnership, dated as of November 10, 2023, effective as of November 13, 2023 (the “Amended and Restated Exchange Agreement”), which amended and restated the original Exchange Agreement entered into by Diamondback, OpCo, Viper Energy Partners GP LLC and the Partnership, dated as of May 9, 2018, in connection with the Partnership’s recapitalization transaction completed on May 10, 2018 (the “Recapitalization Transaction”).

The shares of our Class A common stock held by Diamondback as of the date of this prospectus were originally issued to Diamondback by the Partnership as common units in the following transactions: (i) in the Recapitalization Transaction and (ii) on October 31, 2023 in exchange for cash to fund a portion of the cash consideration for the Partnership’s acquisition of certain assets from affiliates of Warwick Capital Partners and GRP Energy Capital completed on November 1, 2023. Each common unit held by Diamondback was converted into one share of Class A common stock in the Conversion.

The shares of our Class B common stock held by Diamondback as of the date of this prospectus were originally issued to Diamondback as Class B units in the Partnership, together with the equal number of OpCo Units, in the following transactions: (i) in the Recapitalization Transaction in exchange for an equal number of common units acquired by Diamondback in connection with the Partnership’s initial public offering of common units on June 23, 2014 (the “IPO”), (ii) in subsequent underwritten common unit offerings, and (iii) in connection with the drop-down transaction completed on October 1, 2019 under that certain Purchase and Sale Agreement, dated as of July 29, 2019, among OpCo as buyer and certain of Diamondback’s wholly-owned subsidiaries, including Energen Resources Corporation (“Energen Resources”), as sellers, and the Partnership, pursuant to which OpCo acquired certain mineral and royalty interests in exchange for cash and new Class B units and OpCo Units issued to Diamondback and Energen Resources.

The shares of our Class B common stock held by Diamondback E&P as of the date of this prospectus were acquired by Diamondback E&P as Class B units, together with an equal number of OpCo Units, in the merger with Energen Resources, pursuant to which Energen Resources merged with and into Diamondback E&P, with Diamondback E&P continuing as the surviving corporation, in connection with Diamondback’s internal restructuring completed effective June 30, 2021. Each Class B unit in the Partnership held by Diamondback or Diamondback E&P was converted into one share of Class B common stock in the Conversion.

In connection with the IPO, the Partnership entered into a registration rights agreement with Diamondback, which registration rights agreement was subsequently amended and restated in the Recapitalization Transaction and the Conversion (as so amended and restated, the “Registration Rights Agreement”), pursuant to which (i) Diamondback has certain demand registration rights with respect to our securities held by it or its subsidiaries and (ii) we agreed to (A) file with the SEC, as soon as reasonably practicable, but in no event more than 90 days following the receipt of a demand notice by Diamondback, a shelf registration statement registering for resale the shares of Class A common stock held by the selling stockholders and any Class A common stock received by the selling stockholders upon exchange of their Class B units, together with the equal number of their OpCo Units, (B) cause such shelf registration statement to be declared effective promptly thereafter and (C) cause such securities to be listed on The Nasdaq Global Select Market.

We also agreed to use our commercially reasonable efforts to cause such registration statement to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of the shares of our Class A common stock by the selling stockholders until the shares covered by such registration statement have ceased to be Registrable Securities (as such term is defined in the Registration Rights Agreement). The Registration Statement and our obligations to keep the shelf registration statement effective will terminate upon the date when there shall no longer be any such Registrable Securities outstanding.

Under the Registration Rights Agreement, Diamondback may request to sell all or any portion of its or its subsidiaries’ shares of our Class A common stock in an underwritten offering that is registered pursuant to the shelf registration statement; provided, however, that we are only required to participate in three underwritten shelf takedowns in any 12-month period and only if the proceeds from the sale of such shares of Class A common stock in each underwritten shelf takedown (before the deduction of underwriting discounts) is reasonably anticipated to be at least $50.0 million.

We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the Registration Rights Agreement with respect to up to an aggregate of 98,656,453 shares of our Class A common stock beneficially owned by the selling stockholders.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions and their attorney’s fees. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities and the selling stockholders have agreed to indemnify us against certain liabilities, which may arise from any written information furnished to us by the selling stockholders expressly for use in any testing-the-waters communication, registration statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or any amendment or supplement thereof.

The following table sets forth the maximum number of shares of our Class A common stock that may be sold by each selling stockholder under the registration statement of which this prospectus forms a part and the number of shares of our Class A common stock to be held by each selling stockholder after completion of the offering. For purposes of the table below, we assume that the selling stockholders will sell all of the shares of Class A common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered in this prospectus, if at all.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to the shares included in the table below.

	Class A Shares Beneficially Owned Prior to this Offering(1)		Class A Shares Offered in this Offering	Class A Shares Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Number	Percent(2)		Number	Percent(2)
Diamondback Energy, Inc.(3)	90,589,925	51.2%	90,589,925	0	0%
Diamondback E&P LLC(3)	8,066,528	4.6%	8,066,528	0	0%

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)

Percentage of beneficial ownership is based upon an aggregate of 176,855,283 shares, consisting of 86,145,337 shares of Class A common stock and 90,709,946 shares of Class B common stock, in each case outstanding as of March 1, 2024. Because neither selling stockholder is obligated to sell any portion of the shares of Class A common stock shown as offered by it, we cannot estimate the actual number or percentage of Class A common stock that will be held by such selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of Class A common stock covered by this prospectus will be held by the selling stockholders.

(3)

Diamondback Energy, Inc. is a publicly traded company, and Diamondback E&P LLC is a wholly-owned subsidiary of Diamondback Energy, Inc. The address for both Diamondback and Diamondback E&P is 500 West Texas, Suite 100, Midland, Texas 79701. The number of shares of Class A common stock shown as beneficially owned by Diamondback consists of (i) 7,946,507 shares of Class A common stock and (ii) 82,643,418 shares of Class B common stock freely exchangeable by Diamondback into shares of Class A common stock, together with an equal number of OpCo Units held by Diamondback. The number of shares of Class A common stock shown as beneficially owned by Diamondback E&P consists of 8,066,528 shares of Class B common stock freely exchangeable by Diamondback E&P into shares of Class A common stock, together with an equal number of OpCo Units held by Diamondback E&P.

Our Relationship with Diamondback

The Partnership was formed by Diamondback in February 2014 to, among other things, own, acquire and exploit oil and natural gas properties in North America. As of March 1, 2024, Diamondback owned 7,946,507 shares of our Class A common stock and beneficially owned all of our 90,709,946 shares of outstanding Class B common stock, collectively representing approximately 56% of our total shares outstanding.

Pursuant to our certificate of incorporation, for so long as Diamondback and any of its subsidiaries collectively beneficially own at least 25% of our outstanding common stock (i) Diamondback has the right to designate up to three persons to serve as members of our board of directors and (ii) our board of directors may not appoint any person other than a Diamondback seconded employee as an executive officer of our company unless such appointment is approved, in advance, by either (x) Diamondback (which approval may not be unreasonably withheld or conditioned) or (y) the affirmative vote of the holders of at least 80% of the voting power of our capital stock. Currently, there are two Diamondback designees appointed to our board of directors. Diamondback provides management, operating and administrative services to us under a Services and Secondment Agreement, including the services of the executive officers and other employees. We have entered into a tax sharing agreement with Diamondback pursuant to which we are required to reimburse Diamondback for our share of state and local income and other taxes borne by Diamondback as a result of our results being included in a combined or consolidated tax return filed by Diamondback. We have also engaged from time to time in certain transactions with Diamondback and/or its subsidiaries pursuant to which we have acquired oil and gas interests from such entities. Our principal executive offices are located in Midland, Texas and are owned by Diamondback. Diamondback is the operator of approximately 49% of our net royalty acreage. As of December 31, 2023, there were 14,893 gross productive wells on this acreage, 2,756 of which were operated by Diamondback. As of December 31, 2023, there were 75 rigs operating on our mineral and royalty acreage, 12 of which are operated by Diamondback.

For further information on our relationship with Diamondback, please read the documents referenced in “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common stock, certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 1,000,000,000 shares of Class A common stock, with par value of $0.000001 per share, (ii) 1,000,000,000 shares of Class B common stock, with par value of $0.000001 per share (together with the Class A common stock, the “common stock”), and (iii) 100,000,000 shares of preferred stock, par value $0.000001 per share. Each share of Class B common stock is exchangeable, at the discretion of the holder of such share of Class B common stock, together with one OpCo Unit, into one share of Class A common stock.

Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Class A common stock and Class B common stock vote together as a single class. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.

In the event of our liquidation, dissolution or winding up, the remaining assets of the Company available for distribution shall (i) first be distributed, pari passu, to the holders of Class B common stock, ratably in proportion to the number of shares of Class B common stock, until the holders of all outstanding Class B common stock have received $0.014 (which amount is adjusted accordingly in the case of any stock split, subdivision or combination with respect to Class B common stock) in respect of each share of Class B common stock then outstanding and (ii) then be distributed, pari passu, to the holders of all outstanding shares of Class A common stock, ratably in proportion to the number of shares of Class A common stock.

Holders of record of shares of Class A common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to (i) the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and (ii) to any dividend restrictions contained in debt agreements. Holders of Class B common stock are entitled to receive a mandatory cash dividend, paid quarterly, in an amount per share of Class B common stock equal to (A) $20,000 divided by (B) the number of shares of Class B common stock then outstanding. All outstanding shares of Class A common stock and Class B common stock are fully paid and nonassessable. As of March 1, 2024, there were 86,145,337 shares of Class A common stock and 90,709,946 shares of Class B common stock outstanding.

Preferred Stock

Our board of directors is authorized to issue up to 100,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:

•	the distinctive serial designation and number of shares of the series;

•	the voting powers and the right, if any, to elect a director or directors;

•	the terms of office of any directors the holders of preferred shares are entitled to elect;

•	the dividend rights, if any;

•	the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•	the liquidation preferences and the amounts payable on dissolution or liquidation;

•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

•	any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We currently have no outstanding preferred stock and have no present plans to issue any shares of preferred stock.

Related Party Transactions and Corporate Opportunities

Subject to the limitations of applicable law, our certificate of incorporation, among other things:

•	permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;

•

permits certain of our stockholders, officers and directors, including our non-employee directors, to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

•

provides that if certain of our officers or directors, including our non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, by a resolution adopted by a majority of our board of directors, assuming there are no vacancies or by the Chairman of the Board following receipt of a written request of one or more stockholders holding at least 20% of the issued and outstanding common stock, subject to the procedures set forth in our bylaws.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Board Designees. Pursuant to our bylaws, Diamondback has the right to designate up to three persons to serve as directors for so long as Diamondback along with its affiliates collectively own at least 25% of the outstanding common stock.

Stockholder action by written consent. Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board. This provision, which may not be amended except by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board.

Additionally, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of our corporation. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Listing

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.”

Transfer Agent and Registrar

Computershare Trust Company, National Association is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and the other permitted transferees, successors and assigns of the selling stockholders pursuant to the Registration Rights Agreement selling Class A common stock covered by this prospectus received by such permitted transferees, successors and assigns after the date of this prospectus by operation of law, may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such Class A common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.

The selling stockholders may use any one or more of the following methods when disposing of the offered Class A common stock:

•	sales on The Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

•	an over-the-counter sale or distribution;

•	underwritten offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such Class A common stock at a stipulated price per share;

•	through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

•	in option transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of Class A common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.

The selling stockholders may also sell the shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.

The selling stockholders also may transfer their shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Class A common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Class A common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.

If the selling shareholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A common stock.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions and their attorney’s fees. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities and the selling stockholders have agreed to indemnify us against certain liabilities, which may arise from any written information furnished to us by the selling stockholders expressly for use in any testing-the-waters communication, registration statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or any amendment or supplement thereof.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares of Class A common stock may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus.

To the extent required pursuant to the Registration Rights Agreement, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add permitted transferees, successors and donees by prospectus supplement in instances where the permitted transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the Class A common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Class A common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.viperenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

•	our Current Report on Form 8-K/A filed on March 5, 2024; and

•	the description of our capital stock contained in Exhibit 99.1 to our Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023.

In addition, we incorporate by reference into this prospectus supplement (i) the audited combined financial statements of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings LP for the years ended December 31, 2022 and 2021, included as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023, and (ii) the unaudited combined financial statements of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings LP for the nine months ended September 30, 2023 and 2022 included as Exhibit 99.2 to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023.

Further, we incorporate by reference into this prospectus supplement certain information from the reports, each dated October 25, 2023, on estimates of proved reserves, future production and income attributable to certain royalty interests acquired by us from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP, prepared by DeGolyer and MacNaughton Corp, an independent petroleum engineering firm, as of December 31, 2022 and 2021, included as Exhibits 99.4 and 99.5, respectively, to our Current Report on Form 8-K/A, filed with the SEC on November 13, 2023.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.

We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. You should direct any requests for documents to Teresa L. Dick, Executive Vice President, Chief Financial Officer and Assistant Secretary, Viper Energy, Inc., 900 NW 63rd St., Suite 200 Oklahoma City, Oklahoma 73116 (432) 221-7400; telephone: (432) 221-7400.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A common stock to be offered hereby by the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Viper Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of the Company is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023 and 2022 and prepared by Ryder Scott Company, L.P. as of December 31, 2021. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests acquired by the Company from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP on November 1, 2023 is based upon estimates of such reserves, future production and income prepared by DeGolyer and MacNaughton, an independent petroleum engineering firm, as indicated in their summary reports, as of December 31, 2022 and 2021. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	$522,182.29	*
Legal fees and expenses	250,000	*
Accounting fees and expenses	55,000	*
Printing expenses	25,000	*
Miscellaneous expenses	30,000	*
FINRA filing fee		(1)

Total	$882,182.29	*

*

Except for the SEC registration fee, all amounts listed in the tables relate to the estimated expenses of registering the shares of Class A common stock for resale by the selling stockholders under the registration statement of which this prospectus forms a part. The estimated expenses of any offerings under this registration statement are not presently known, but the foregoing represents the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with any offering of securities under the registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

(1)

The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our amended and restated certificate of incorporation, as amended by subsequent amendments and collectively referred to herein as our certificate of incorporation, provides that that no director shall be personally liable to us for any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retrospective basis.

Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with Our Directors and Executive Officers

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Other Indemnification Provisions

We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an Exhibit 1.1 or 1.2 to our Current Report on Form 8-K in connection with a specific offering.

Item 16.	Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Viper Energy, Inc.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description

1#	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Viper Energy, Inc. (incorporated by reference to Exhibit 99.3 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.2	Bylaws of Viper Energy, Inc. (incorporated by reference to Exhibit 99.4 to the Form 8-K (File No. 001-36505), filed with the SEC on November 2, 2023).

3.3	Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of May 9, 2018 (incorporated by reference to Exhibit 3.3 to the Form 8-K (File No. 001-36505), filed with the SEC on May 15, 2018).

3.4	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of March 30, 2020 (incorporated by reference to Exhibit 3.1 of the Form 8-K (File 001-36505), filed with the SEC on March 31, 2020).

3.5	Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of December 27, 2021 (incorporated by reference to Exhibit 3.1 to the Form 8-K (File 001-36505), filed with the SEC on December 28, 2021).

4.1	Description of Viper Energy, Inc.’s Securities (incorporated by reference to Exhibit 99.1 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023).

4.2	Second Amended and Restated Registration Rights Agreement, dated as of November 13, 2023, by and between Viper Energy, Inc. and Diamondback Energy, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023).

4.3	Amended and Restated Exchange Agreement, dated as of November 10, 2023, effective as of November 13, 2023, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP (incorporated by reference to Exhibit 10.4 to the Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023 filed with the SEC on November 13, 2023).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the validity of Viper Energy, Inc. Class A common stock being registered.

21	Subsidiaries of Viper Energy, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K (File No. 001-36505), filed with the SEC on February 22, 2024).

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Grant Thornton LLP.

23.4*	Consent of Ryder Scott Company, L.P.

23.5*	Consent of DeGolyer and MacNaughton.

24*	Powers of Attorney (included on signature pages hereto).

107*	Calculation of Filing Fee Table.

*	Filed herewith.
#	To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.

E-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 5th day of March, 2024.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, President

S-1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of March, 2024.

NAME	TITLE

/s/ Travis D. Stice Travis D. Stice	Chief Executive Officer (principal executive officer) and Director

/s/ Kaes Van’t Hof Kaes Van’t Hof	Director

/s/ Teresa L. Dick Teresa L. Dick	Chief Financial Officer (principal financial and accounting officer)

/s/ Steven E. West Steven E. West	Director

/s/ Laurie H. Argo Laurie H. Argo	Director

/s/ Spencer D. Armour, III Spencer D. Armour, III	Director

/s/ Frank C. Hu Frank C. Hu	Director

/s/ W. Wesley Perry W. Wesley Perry	Director

/s/ James L. Rubin James L. Rubin	Director

S-2